LEASE

      THIS AGREEMENT OF LEASE made the 1st day of October 2004 between Graphite Technology Realty LLC having offices at 106 Lakeside Avenue, Delano, Pennsylvania 18220(the "LANDLORD") and Graphite Technology Group Inc. a Pennsylvania corporation having its principal office at 106 Lakeside Avenue, Delano, PA 18220 (the "TENANT").

                                   WITNESSETH:


                                    ARTICLE 1

                                 LEASED PREMISES

      1.1. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described premises, situated in the County of Schuylkill, Commonwealth of Pennsylvania: the parcel of land and the building thereon containing approximately 14,750+/- square feet more commonly known as the Graphite Technology Building, also the former Gem Polymer Building located at 106 Lakeside Avenue, Delano, PA 18220(the "LEASED PREMISES"), as set forth in Exhibit "A".

      1.2. Landlord and Tenant covenant and agree that during the term of this Lease (the "LEASE"), and any renewals and extensions thereof, Tenant will not use and occupy the Leased Premises except for an office and/or warehouse, light manufacturing or other facility based on pertinent zoning ordinance, and shall not permit or suffer any other use, including, without limitation, the retail sales of products or services.

      1.3. Tenant acknowledges that Tenant has examined the Leased Premises on or before October 1, 2004 and accepts the same in the condition in which the same now are, and Landlord does not represent that any licenses or permits which may be required for any business to be carried on in the Leased Premises will be granted, or if granted will be continued in effect or renewed.


                                    ARTICLE 2

                                      TERM

      2.1. The term of this lease shall be five years (5) years and shall commence on January 1, 2005.

      2.1.1. PROVIDED, however, that if the Leased Premises are not ready for occupancy by the Tenant on the date stipulated for commencement, this Lease shall not be void or voidable, nor shall the Landlord be liable for any loss or damage resulting from the delay in the Tenant obtaining possession.

      2.1.2. The date upon which the Lease actually commences pursuant to the terms of this clause shall be called "THE COMMENCEMENT DATE" and if different than the date set forth in paragraph 2.1, above, shall be evidenced by a separate writing to be executed by Landlord and Tenant.


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


                                    ARTICLE 3

                                      RENT

      3.1. The Tenant covenants to pay the Landlord an aggregate base rent for the Leased Premises as follows:

            a) Minimum rent (the "ANNUAL BASE RENT") for the Leased Premises shall accrue at the annual amount of Fifty Four Thousand dollars ($54,000.00) for the period commencing January 1, 2005 through December 31, 2009 and shall be payable during the term hereof, in advance, in monthly installments of $4,500.00 commencing January 1, 2005.

      3.2. The Annual Base Rent for the applicable lease year shall be payable in equal monthly installments, in advance, on the first day of each month, the first of such monthly installments to be payable on the Commencement Date, without notice or demand, and without abatement, deduction or set-off, at the address of the Landlord.

      3.3. If the date for the payment of the first monthly installment of rent is a day of the month other than on the first, the Annual Base Rent for the unexpired portion of such month shall be pro-rated and paid on a per diem basis on the Commencement Date.

      3.4. No payment by Tenant or receipt by Landlord of a lesser amount than the Annual Base Rent and additional rent provided in this Lease shall be deemed other than a payment on account of the earliest rent due, nor shall any endorsement or statement on any check or accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord's acceptance of any check or payment, regardless of whether it had knowledge at the time of a breach of any covenant of this Lease, shall be without prejudice to its right to recover the balance of the rent or additional rent or to pursue any other remedy provided by this Lease.

      3.5. In the event Tenant pays any rent, charge, fee or other amount due under the terms of this Lease later than the fifth (5th) business day from the date when due, Tenant shall also pay a service and handling charge equal to five percent (5%) of the total payment then due. For each additional five (5) business day period or fraction thereof that such payment is in arrears, an additional charge equal to three percent (3%) of the total amount due shall be paid to Landlord as an additional service and handling charge. This provision shall not prevent Landlord from exercising any other remedy herein provided in the event of any default by Tenant.

      3.6. All rent shall be paid at the office of Landlord, 106 Lakeside Avenue, Delano, PA 18220, or at such other place as Landlord or its designee may from time to time specify in writing. This Lease serves as the only notice to pay the monthly rent. No invoice, billing or other notice will be issued for same. All other charges, fees, taxes or assessments will be invoiced and are due and payable to the Landlord upon receipt as per Article 4.2.


                                    ARTICLE 4

                                 ADDITIONAL RENT

      4.1. The Tenant shall pay as additional rent during the term of this
Lease:

      4.1.1. One Hundred percent (100.00%) of the dollar amount of taxes assessed against the Leased Premises using the actual tax millage assessed by the county, city and school district in which the Leased Premises is located.

            (a) "TAXES" shall include all real estate taxes, rates, duties, levies and assessments whatsoever, whether municipal, legislative or otherwise, charged upon the Leased Premises or (except for personal or partnership income or capital gains taxes) upon the Landlord on account thereof, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, including all taxes, rates, duties, levies and assessments for local improvements, or tax liens upon, or which arise in connection with the use, occupancy or possession of the Leased Premises or improvements thereto. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of a tax or installment thereof.

            (b) Nothing herein contained shall be construed to include as a "real estate tax" any inheritance, estate, succession, transfer, gift, or personal or partnership income or capital gains taxes imposed upon Landlord; provided, however, that if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in addition to, in lieu of, or as a substitute for, the whole or any part of the taxes now or in the future levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents or gross receipts received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Leased Premises or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Leased Premises or any portion thereof, then the same, to the extent payable by Tenant pursuant to subparagraph 4.1.1(b) of this Article, shall be included in the computation of "real estate taxes" hereunder, to the extent attributable to the Leased Premises.

            (c) There shall be added to the base rent and Tenant shall pay as additional rent the tax assessed by the County of Luzerne, Commonwealth of Pennsylvania and City of Plains and/or its School District based on gross rent and referred to as the Mercantile and Business Privilege Tax. Landlord shall bill Tenant for such additional rent attributable to this tax annually between January 1st and June 30th following the end of the calendar year.

      4.2. Any payment of additional rent under this Article required to be made shall be payable by the Tenant immediately after receipt of the statement from the Landlord, and if not paid when due shall be added to the Annual Base Rent, shall be deemed to be rent, and the Landlord may recover the same by all remedies available to it for the new recoveries of rent in arrears to the same extent in effect as if the same were rent reserved on Article 3 hereof.


                                    ARTICLE 5

                                SECURITY DEPOSIT

      5.1. Landlord acknowledges receipt from Tenant of the sum of Nine Thousand dollars ($9,000.00) to be held as collateral security for the payment of rent, additional rent or other sums payable by Tenant under this Lease and for the faithful performance of all covenants of Tenant hereunder; the amount of said deposit, without interest, to be refunded to Tenant following termination of this Lease or any renewal hereof, provided Tenant shall have made all payments and performed all covenants of this Lease. Upon any default by Tenant hereunder, all or part of said deposit may, at Landlord's sole option, be applied on account of such default, and thereafter Tenant shall promptly restore the resulting deficiency in said deposit.

                                    ARTICLE 6

                                    UTILITIES

      6.1. Tenant covenants and agrees to pay for all available utility service rendered or furnished to the Leased Premises, including heat, metered and standby water, gas, electricity, sprinkler and the like, together with all connection and service charges and all taxes levied or other charges on such utilities.

      6.2. Landlord may, with such notice as may be reasonable under the circumstances, cut off and discontinue gas, water, electricity and any or all other utilities whenever such discontinuance is necessary in order to make repairs or alterations. No such action by Landlord shall be construed as an eviction or disturbance of possession or as an election by Landlord to terminate this Lease, nor shall Landlord be responsible or liable in any way for such action.


                                    ARTICLE 7

                            MAINTENANCE AND SERVICES

      7.1. Tenant shall, subject to events beyond its reasonable control, cause the sidewalk in front of the Leased Premises to be reasonably clear of snow and debris, and lighted and open from 7:30 A.M. to 6:00 P.M. of each business day and those hours on any Saturday, Sunday or holiday that the Tenant conducts business.

      7.2. Security services, if any, provided by Landlord for the Leased Premises are as a convenience only and Landlord shall have no liability whatsoever for any damages to person or property of Tenant, its agents, employees or invitees for any failure of security. Tenant shall take such reasonable precautions, as it may deem necessary for the protection of its property, agents, employees and invitees in a manner that will not interfere with any other tenant of the Leased Premises.

      7.3. Landlord reserves the right to discontinue any services which during the Term of this Lease the Landlord voluntarily elects to render but which are not expressly covenanted for in this Lease, since they do not constitute any part of the consideration for this Lease.

      7.4. The Leased Premises are to be maintained and kept clean by Tenant, at Tenant's sole expense, in a manner satisfactory to Landlord and Tenant shall be responsible, at its sole cost, for the removal of refuse and rubbish from the Leased Premises. No one other than persons approved by the Landlord shall be permitted to enter the Leased Premises for the aforementioned purposes, which permission shall not be unreasonably withheld.

      7.5. Tenant shall, during the Term of the Lease, at Tenant's own cost and expense, keep in good order, condition and repair the air conditioning unit and the interior of the Leased Premises, including without limitation the exterior and interior portions of all doors, windows, plate glass, all plumbing within the Leased Premises, all the fixtures, lighting system and any exterior windows and plate glass installed by Landlord. All other structural items including, but not limited to roof, exterior walls, foundation, etc. shall be Landlord's sole cost. All repairs and replacements required by the foregoing provisions shall be in quality and class equal to the original materials and workmanship and shall be performed only by contractors and/or mechanics approved by the Landlord. If Tenant fails to keep in good order or repair the interior of the Leased Premises, as provided herein, or if Landlord shall fail to keep in good order and repair those items which are its responsibility, as set forth hereinabove, the other party shall have the right, after notifying the responsible party of its failure and allowing fifteen (15) days for that party to remedy the condition, to remedy the failure and bill the responsible party for the actual and reasonable cost of such remedy. The amount of the bill shall be due and payable by the responsible party within fifteen (15) days of receipt and shall be considered as additional rent under this Lease. Landlord may, at Tenant's request and at Tenant's expense, perform all or any part of the obligations required to be performed by Tenant pursuant to this paragraph.

      7.6. Tenant shall pay for all repairs to and replacement of any part of the Leased Premises, and its equipment and furnishings, necessitated by damage or injury occurring in moving Tenant's property into or out of the Leased Premises or in installing therein or removing therefrom furniture, fixtures and all other types of property of Tenant or resulting from the negligence or abuse of Tenant. All repairs and replacements required by any of the foregoing provisions shall be in quality and class equal to the original materials and workmanship and shall be performed only by contractors and/or mechanics approved by the Landlord.

      7.7. Tenant shall not permit any mechanics' or other liens for work, labor, services or materials to attach to the Leased Premises as a result of the installation of or removal of Tenant's furniture, fixtures, partitions or other property of Tenant. Whenever any such lien or liens shall be filed, or shall attach, Tenant shall, within ten (10) days thereafter, either pay the same or procure the satisfaction or discharge thereof in such manner as is or shall be prescribed by law; provided, however, that if Tenant desires to contest any such lien it may do so provided Tenant shall bond any such lien in the full amount thereof, including accrued interest, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

      7.8. Tenant shall pay to Landlord as additional rent the cost of removal of the Tenant's refuse and rubbish not removed by the Tenant from the Leased Premises. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant at all times agrees to cooperate fully with the Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Leased Premises or any system inherent to or related thereto. Landlord, throughout the term of this Lease, shall have free access to any and all heating and air conditioning facilities in the Leased Premises.

      7.9. Landlord reserves the right on reasonable notice to Tenant under the circumstances, to stop service of any system, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Landlord as desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply any service, when prevented from doing so due to strikes, accidents, emergencies, or by repairs, alterations, replacements or improvements which are in the judgment of the Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed, or by laws, orders or regulations of any governmental authority or by any other similar or dissimilar cause beyond Landlord's control.


                                    ARTICLE 8

                        TENANT'S CONDUCT AND COMPLIANCES

      8.1. Tenant shall not at any time use or occupy the Leased Premises or permit or suffer the same to be used or occupied in violation of any statute, ordinance or other requirement of any governmental authority, and in the event any governmental authority shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Leased Premises are used for a purpose which is a violation of such permit, statement of occupancy, statute, ordinance or other requirement, Tenant shall, upon five
(5) days' written notice from Landlord, immediately discontinue such use of said Leased Premises.


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

      8.2. Tenant and Tenant's servants, employees, agents, licensees and invitees shall observe faithfully and comply strictly with, such reasonable rules and regulations as Landlord may from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, licensees or invitees. Wherever there is any conflict between the Lease itself and the rules and regulations, the former shall govern.

      8.3. Tenant agrees that it will perform or comply with all of the covenants, conditions and agreements herein expressed on its part to be performed and complied with, and that Tenant will, immediately upon receipt of written notice, where notice of non-performance or non-compliance is required by this Lease, comply with the requirement of such notice and further, if Tenant shall violate any covenant, condition or agreement herein, whether or not notice is required, Landlord may at its option do or cause to be done any or all of the things provided by this Lease and in so doing Landlord shall have the right to cause its agents, employees, and contractors to enter upon the Leased Premises and in such event shall have no liability to Tenant for any loss or damage resulting in any way from such action; and Tenant agrees to pay within ten (10) days of demand any monies paid or expenses incurred by Landlord in taking such action, including counsel fees, any such sum to be collectible from Tenant as additional rent hereunder.

      8.4. The obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, if in each case such inability or delay is occasioned by strikes or labor troubles or any cause whatsoever beyond Landlord's control, including, but not limited to, any Federal, State, County or Municipal law, ordinance or regulation, or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other emergency, and no such inability or delay shall constitute grounds for Tenant's canceling this Lease.

      8.5. In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of act of God, fire, casualty, action of the elements, strikes, lockouts, other labor troubles, inability to procure, or general shortage of labor, equipment, facilities, materials or supplies, failure of transportation or of power, governmental laws or regulations, riots, insurrection, war or any other cause similar or dissimilar to the foregoing beyond the control of Landlord, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance following the period of such delay.

      8.6. A violation by Tenant of this Article shall be considered a default, and Landlord shall be entitled to exercise all rights and remedies of this Lease against Tenant.

                                    ARTICLE 9

                              FIRE INSURANCE RATES

      9.1. Tenant shall not do, or permit to be done, any act or thing upon the Leased Premises, which will invalidate or be in conflict with fire insurance policies covering the Leased Premises and fixtures and property therein or which shall or might subject Landlord to any additional liability or responsibility for injury to any person or to property. Tenant shall at its sole expense comply with all rules, orders, regulations or requirements of the Middle Department Association of Fire Underwriters, Factory Mutual Engineering Group, or any other similar body. Tenant shall not do, or permit, in or upon the Leased Premises, or bring or keep anything therein, or use the Leased Premises in a manner which shall increase the rate of fire or liability insurance on the Leased Premises, over that which would apply to ordinary office or warehousing activities. That the Leased Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

      9.2. If by reason of failure of Tenant to comply with the provisions of this Article, including, but not limited to, the mere use to which Tenant puts the Leased Premises, the fire insurance rates shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord and other tenants, as additional rent hereunder, for that part of all fire or liability insurance premiums thereafter paid by Landlord or any other tenants, which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such expenditure by Landlord or any other tenants of the Leased Premises.

      9.3. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for Leased Premises issued by the Middle Department Association of Fire, Underwriters, Factory Mutual Engineering Group, or other body making fire insurance rates for said Leased Premises or Leased Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Leased Premises or Leased Premises.

      9.4. Tenant will not do or commit, or suffer or permit to be done or committed, any act or thing whereby, or in consequence whereof, the policy or policies of insurance of any kind on or in connection with the building included in or containing the Leased Premises shall become void or suspended or the insurance risk on such building shall be rated more hazardous.


                                   ARTICLE 10

                                   DESTRUCTION

      10.1. In the event that the Leased Premises are totally or partially destroyed or damaged by fire or other casualty, to the extent in either case that they cannot be rebuilt or repaired and restored to their former condition within one hundred eighty (180) days from the date of such casualty, this Lease shall terminate absolutely as of the date of such casualty and the rent and all sums payable as rent shall abate for the balance of the term hereof. In such case, Landlord shall refund to Tenant the rent and all other charges paid in advance by Tenant, apportioned to the date of such casualty, and Tenant shall surrender the Leased Premises immediately to Landlord, which may enter upon and repossess them. In the event that the Leased Premises are totally or partially destroyed by fire or other casualty, to the extent in either case that they can be rebuilt or repaired and restored to their former condition within said period, Landlord shall rebuild or repair and restore the same as nearly as practicable within said period reserving the right to enter upon the Leased Premises for that purpose. The rent and all sums payable as rent shall be apportioned and suspended from the date of such casualty until such rebuilding or repair and restoration shall be substantially completed (taking into account the proportion of the Leased Premises which remains tenantable during said period) unless such destruction or damage shall have been due to the fault or neglect of Tenant, its servants, employees, agents, visitors or licensees. In the event that Landlord rebuilds or repairs and restores, Landlord shall not be responsible for any rebuilding, repairing or restoration of any improvements to the Leased Premises, whether provided at the expense of Landlord or Tenant, or any furniture, fixtures or other property of Tenant.

                                   ARTICLE 11

                                 EMINENT DOMAIN

      11.1. In the event during the term of this Lease, of the taking by exercise of the power of eminent domain of the whole or any part of the Leased Premises to such an extent as to materially and adversely affect the reasonable conduct of Tenant's business in the Leased Premises, this Lease shall terminate as of the date of such taking. In such event, the rent and other charges payable hereunder as rent shall be apportioned to said date of termination of this Lease and Tenant waives all claims against Landlord for or on account of or incident of such taking, but expressly reserves all rights available under applicable law to the Tenant against the condemnor as the result of such taking.


                                   ARTICLE 12

                      INDEMNIFICATION - LIABILITY INSURANCE

      12.1. Tenant shall indemnify and save Landlord harmless from any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property occurring in or about, or arising out of, the Leased Premises, or occasioned wholly or in part by any act or omission of Tenant, its agents, sub-tenants, licensees, concessionaires, contractors, customers or employees. In case Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, sub-tenants, licensees, concessionaires, contractors, customers or employees, as aforementioned, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

      12.2. Tenant shall, at all times during the Term hereof, keep in force at its own expense: (i) general liability insurance in companies doing business in Pennsylvania acceptable to Landlord and naming as insured both Landlord and Tenant, which limits of Two Million ($2,000,000) Dollars on account of bodily injury to or death of one person and Two Million ($2,000,000) Dollars on account of bodily injuries or death of more than one person as the result of any one accident or disaster; and (ii) casualty insurance, in companies doing business in Pennsylvania acceptable to Landlord, with limits of Two Million ($2,000,000) Dollars on account of loss or damage from any cause to the property of Tenant or third parties on the Leased Premises; provided further that said casualty insurance shall insure Tenant against any loss it may incur as a result of damages to any interest Tenant may have in this Lease, in betterments and in lease-hold improvements, whether made by Landlord or Tenant.

      12.3. Tenant shall, at all times during the Term of this Lease, be responsible for all damage to the Leased Premises caused by burglary, robbery, or attempt thereat, or by vandalism or malicious mischief, and shall maintain insurance for that purpose.

      12.4. Tenant shall furnish to Landlord, within ten (10) days after Tenant receives notice of intention to deliver possession as set forth herein, copies of policies or certificates of insurance evidencing coverages required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving ten (10) days prior written notice thereof to Landlord.

      12.5. Tenant shall be solely responsible for procuring the aforesaid liability insurance and casualty insurance on the contents of the Leased Premises, and Tenant's failure to procure any insurance shall not impose any liability upon Landlord.


                                   ARTICLE 13

                      DAMAGE TO PERSONS OR LEASED PREMISES

      13.1. Tenant agrees to use and occupy the Leased Premises at its own risk. Neither Landlord nor its agents or employee shall be liable for (i) any damage to property of Tenant or of others entrusted to employees of the Landlord, nor
(ii) the loss of or damage to any property of Tenant by theft or otherwise, nor
(iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances, sprinkler system or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, nor (iv) any such damage caused by other tenants or persons in the Leased Premises or caused by operations in construction of any private, public or quasi-public work, nor (v) any latent or patent defect in the Leased Premises. If at any time any windows or doors of the Leased Premises are closed or obscured temporarily and for no longer than is reasonably necessary, incident to repairs, remodeling or construction work or cleaning in, on or about the Leased Premises, neither Landlord nor its agents, employees or contractors shall be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall give notice to Landlord in case of fire or accident in the Leased Premises or in the Leased Premises or of defects therein or in any fixtures or equipment if and promptly after the same come to the attention of Tenant or of any persons employed by Tenant on the Leased Premises.


                                   ARTICLE 14

                              WAIVER OF SUBROGATION

      14.1. Landlord and Tenant hereby waive all rights of subrogation and rights of recovery against each other and against their respective agents, servants and employees, for any and all losses occurring to the Leased Premises and/or to any property, whether real or personal contained therein, during the Term of this Lease (or any renewal or extension thereof), whether or not caused by the negligence of Landlord or the Tenant, or their respective agents, servants, or employees or whether or not the Landlord or the Tenant, or their agents, servants, or employees shall, in any way, have contributed to such loss. This waiver of subrogation shall be acknowledged in writing by the Landlord's and the Tenant's insurer.


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


                                   ARTICLE 15

                         DESCRIPTION OF LANDLORD'S WORK

      15.1. Landlord provides the premises on a as is where is basis.


                                   ARTICLE 16

                                    RESERVED


                                   ARTICLE 17

          TENANT'S WORK IN AND PRIOR POSSESSION OF THE LEASED PREMISES

      17.1. Tenant covenants and agrees to make such improvements to the Leased Premises necessary for Tenant's occupancy of the Leased Premises in accordance with this Lease.

      17.2. Tenant may enter the Leased Premises prior to the date for the commencement of the term of this Lease for the purpose of installing fixtures and other equipment, provided such work by Tenant shall be done in compliance with such Rules and Regulations established by any regulatory entity having jurisdiction over the premises or work performed to the premises. Tenant shall furnish to Landlord all certificates and approvals with respect to work done by Tenant, or on Tenant's behalf, that may be required from any authorities for the issuance of a Certificate of Occupancy. It is further understood and agreed that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any such fixtures or equipment installed or left in the Leased Premises, and Tenant's entry on and occupancy of the Leased Premises prior to the commencement of this Lease shall be governed by and subject to all the provisions, covenants and conditions of this Lease other than those requiring the payment of the Annual Base Rent. Any damage done to any part of the Leased Premises by Tenant or its agents shall be repaired at the expense of Tenant.

      17.3. Tenant shall not otherwise decorate, paint, or in any manner alter the Leased Premises, or any part thereof, and shall not install or affix any sign, device, fixture or attachment on or to the Leased Premises without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld; and if Tenant shall do any of the foregoing acts in contravention of this provision, Landlord shall have the right to restore Leased Premises to the condition thereof prior to such act, and the cost of such removal and restoration shall be paid by Tenant as additional rent payable on the first business day of the month next following such removal or restoration.

      17.4. All such improvements to the Leased Premises shall be done at Tenant's sole expense, by contractors or mechanics approved by Landlord at such times and in such manner as Landlord may from time to time designate. All alterations, decorations, installation, additions or improvements upon the Leased Premises, made by either party, including, but not limited to, all paneling, decorations, partitions, railings and the like, shall become the property of the Landlord upon expiration or termination of the Lease and shall remain upon, and be surrendered with, the Leased Premises, as a part thereof; except, however, that upon written notice from the Landlord, the Tenant shall at Tenant's sole cost and expense remove all or such of the Tenant's improvements as shall be stipulated in the Landlord's notice and, in such event, the Tenant shall restore the affected portion of the Leased Premises to the condition existing on the date hereof, reasonable wear and tear excepted.

      17.5. Tenant shall not permit any mechanics or materialmen to attach liens for work, labor, services or materials to attach to the Leased Premises and whenever any such lien or liens shall be filed, or shall attach, Tenant shall, within ten (10) days thereafter, either pay the same or procure the satisfaction or discharge thereof in such manner as is, or may be, prescribed by law, provided, however, that if Tenant desires to contest any such lien it may do so provided Tenant shall bond any such lien in the full amount thereof, including accrued interest in accordance with the applicable laws of the Commonwealth of Pennsylvania.


                                   ARTICLE 18

                                   END OF TERM

      18.1. Upon the expiration or other termination of the Term of this Lease, or any extension or renewal hereof, Tenant shall quit, surrender and deliver to Landlord the Leased Premises in good order and repair, reasonable wear and tear and damage by accidental fire or other casualty alone excepted (which exception, however, shall not include, in any case, damage or injury caused by moving Tenant's property into or out of the Leased Premises or by the installation or removal of furniture, fixtures or any other property of Tenant) and Tenant shall remove all of its trade fixtures and equipment. Tenant's obligation to observe or perform this covenant shall survive such expiration or other termination. If the last day of the Term of this Lease falls on a Saturday, Sunday or on a holiday, this Lease shall expire on the immediately preceding business day.

      18.2. It is understood and agreed that either party may cancel and terminate this Lease at the end of its term or renewal thereof upon One Hundred Eighty (180) days written notice to the other.


                                   ARTICLE 19

                               ACCESS TO PREMISES

      19.1. Landlord or Landlord's agents shall have the right to enter the Leased Premises at reasonable times to examine the same, or to make such decorations, repairs, alterations, improvements or additions to the Leased Premises of Tenant, the Leased Premises of other tenants or the Leased Premises as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while the decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business to Tenant, or otherwise. If in the exercise of its said right of access, Landlord should have access to Tenant's trade secret, proprietary or other confidential information, Landlord shall use its reasonable best efforts to maintain the confidentiality thereof and to prevent any use or disclosure thereof.

      19.2. If Tenant shall not be personally present to open and permit any entry into the Leased Premises, at any time, when for any reason, an entry therein shall be necessary, Landlord or Landlord's agents may enter the same by a master key, (or may forcibly enter the same, without rendering Landlord or Landlord's agents liable, provided that during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

      19.3. All the outside walls are hereby expressly reserved to the Landlord.

      19.4. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Leased Premises or any part thereof, other than such maintenance, repair and services as Landlord, in its sole judgment, considers necessary for the proper management of the Leased Premises.

      19.5. If an excavation shall be made or shall be authorized to be made upon the Leased Premises, Landlord and Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Leased Premises and upon the Leased Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Leased Premises from injury or damage to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of rent.

      19.6. If during the last month of the Term, or the last month of any extension or renewal Term thereof, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and later, renovate and redecorate the Leased Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

      19.7. Landlord shall have the right to place and continuously keep in a conspicuous place on the Leased Premises for the information of the public the usual and customary "For Sale" sign, with the name, address and telephone number of Landlord and/or its agents, or any of them, and/or at any time within 6 months prior to the expiration of this Lease or prior to any sooner termination thereof, and at any time subsequent to notice of either party of an intention to terminate this Lease, the usual and customary "For Rent" sign, with the name, address and telephone number of Landlord and/or its agents, or any of them.


                                   ARTICLE 20

                              ASSIGNING/SUBLETTING

      20.1. Tenant shall not voluntarily or by operation of law, assign, transfer, mortgage, pledge or otherwise encumber this Lease, all or any part of Tenant's interest in this Lease or the Leased Premises, in whole or in part, or sublet the whole or any part of the Leased Premises, or permit the use of the whole or any part of the Leased Premises by any licensee or concessionaire without the prior written consent of the Landlord which consent shall not be unreasonably withheld. If Tenant is a corporation, and if control thereof changes at any time during the term hereof, Landlord, at its option, may by giving sixty (60) days prior written notice to Tenant, declare such change an event of default under this Lease. Any transfer, sale, pledge or other disposition, in any single transaction or cumulatively during the term of this Lease, of fifty (50%) percent of the stock of Tenant shall be deemed an assignment of this Lease, and, therefore, prohibited.

      20.2. Landlord shall have the right to transfer and assign the entirety of this Lease Agreement to any purchaser or transferee of the Leased Premises. Provided that such purchaser or transferee fully discharges and satisfies the Landlord's liability under this Lease Agreement and the Lease Agreement is fully enforceable by Tenant against such purchaser or transferee, such transfer and assignment shall relieve the Landlord of all further liability under the Lease.

                                   ARTICLE 21

                                    FINANCING

      21.1. Tenant agrees not to enter into, execute or deliver any financing agreement or create any security interest in the improvements in the Leased Premises without the expressed written acceptance of the Landlord, which shall not include trade fixtures and equipment not affixed to the Leased Premises and not requiring the filing of a UCC-1 Form in the office of the Recorder of Deeds, and, in the event Tenant does so execute or deliver such financing agreement or create a security interest which does not , such action on the part of the Tenant shall be considered an event of default under this Lease entitling Landlord to such remedies as are provided for herein.


                                   ARTICLE 22

                                  SUBORDINATION

      22.1. This Lease and all of its terms, covenants and provisions are subordinate to the liens of any mortgage or mortgages as now or hereafter shall be placed from time to time upon the Leased Premises and to any renewals, extensions, modifications or consolidations thereof, and to all advances hereafter made from time to time upon the security thereof without the necessity of any further instrument or act on part of Tenant to effect subordination. Tenant shall, upon demand from Landlord, execute such instruments or assurances as shall evidence such subordination. If any mortgagee elects to have the Tenant's interest in this Lease superior to the interest of such mortgagee and gives notice to Tenant to that effect at any time prior to or at the time of institution of foreclosure proceedings, this Lease shall be deemed to be superior to any such mortgage whether this Lease was executed before or after such mortgage or any advance made upon security of such mortgage. Tenant shall upon demand from Landlord, execute such instruments or assurances evidencing such superiority.

      22.2. Should any banking institution, insurance company, savings and loan association, real estate investment trust or other recognized lending institution of similar character, to show Landlord is applying for a loan which, if granted, would make such lender Landlord's mortgagee, request reasonable modifications in this Lease, the effect of which would not make a substantial change in the rental or other economic terms of this Lease, Tenant agrees to modify this Lease in accordance with such reasonable request.


                                   ARTICLE 23

                         ESTOPPEL CERTIFICATE BY TENANT

      23.1. Tenant agrees at any time within ten (10) days of Landlord's written request to execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Base Rent, Increase in Base Rent, additional rent and other charges have been paid in advance, if any, it being intended that any such statement pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises.

                                   ARTICLE 24

                               LANDLORD'S REMEDIES

      24.1. If at any time Tenant shall fail to remedy any default in the payment of any sum due under this Lease for fifteen (15) days, or in the performance of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within fifteen (15) days after notice, or if Tenant abandons the Leased Premises, or if Tenant breaches any obligation under this Lease which cannot be cured, then in any such event Landlord may at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice:

      24.1.1. Re-enter the Leased Premises, take possession of all improvements, additions, alterations, equipment and fixtures thereon, and eject all parties in possession therefrom, using such force for that purpose as may be necessary without being liable to any prosecution for said re-entry or the use of force and, without terminating this Lease at any time and from time to time relet the Leased Premises or any part or parts thereof for the account of Tenant or otherwise, receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Leased Premises, including costs, expenses and attorneys' fees, and for placing the same in good order and condition or preparing, altering or repairing the same for reletting and all other expenses, commissions and charges, including attorneys' fees and brokerage, paid, assumed or incurred by Tenant. Any such reletting as provided for herein may be for the remainder of the Term of this Lease as originally granted or for a longer or shorter period. Landlord may execute any lease made pursuant to the terms hereof, either in Landlord's own name or in the name of Tenant, as Landlord may see fit, and the sub-tenant therein shall be under no obligation whatsoever for the application by Landlord or any rent collected by Landlord from such sub-tenant to any and all sums due and owing or which may become due and owing under the provisions of this Lease, nor shall Tenant have any right or authority whatever to collect any rent whatsoever from such sub-tenant. In any case and whether or not the Leased Premises or any part thereof be relet, Tenant shall pay to Landlord all sums required to be paid by Tenant up to the time of re-entry by Landlord, pay to Landlord until the end of the Term of this Lease the equivalent of the amount of all rent and other charges required to be paid by Tenant under the terms of this Lease, less the proceeds of such reletting during the initial or any renewal Term of this Lease, if any, after payment of the expenses of Landlord as aforesaid, and the same shall be due and payable on the several rent days herein specified, and Landlord need not wait until the termination of this Lease to recover the same by legal action or otherwise. No such re-entry by Landlord shall constitute an election to terminate this Lease unless and until Landlord thereafter gives Tenant notice of Landlord's election to terminate, or

      24.1.2. Declare this Lease at an end, re-enter the Leased Premises and eject all parties in possession therefor using such force for that purpose as may be necessary without being liable to any prosecution for said re-entry or the use of such force and repossess and enjoy said Leased Premises together with all improvements, additions, alterations, equipment and fixtures thereon, and Landlord shall thereupon be entitled to recover from tenant the worth at the time of such termination, of the excess, if any, of the amount of all rent and other charges required to be paid by Tenant under the terms of this Lease for the balance of the Term of this Lease over the then reasonable rental value of the Leased Premises for the same period, together with all expenses, commissions, and discounts as Landlord may have paid, allowed, or incurred or will pay, allow, or incur in connection with reletting the Leased Premises, including recovering possession of the Leased Premises, placing them in good order and condition, or altering them for reletting.

      24.2. Tenant, in consideration of the execution of this Lease by Landlord and for the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including the right of pre-judgment notice and hearing, hereby expressly authorizes any attorney of any Court of Record to accept service of process for, to appear for, and to confess judgment against Tenant in any and all actions brought hereunder by Landlord against Tenant (a) to recover possession from time to time of the Leased Premises (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith), and/or (b) to enforce payment from time to time of the sums of any part thereof owing hereunder by Tenant.

      24.3. Tenant further hereby expressly authorizes and empowers (which power is coupled with an interest) Landlord, upon the occurrence of an event of default and so long as the same is continuing, to enter upon the Leased Premises to distrain upon and remove therefrom all inventory, equipment, machinery, trade fixtures, and personal property of whatsoever kind or nature, whether owned by Tenant or others, and to proceed, without judicial decree, writ of execution or assistance of constables, to conduct a private sale, by auction or sealed bid, of such personal property, at which sale Landlord may bid without restriction. Tenant hereby waives the benefit of all laws, whether now in force or hereafter enacted, exempting any personal property on the Leased Premises from sale or levy, whether execution thereon is had by order of any court or through private sale as herein authorized. Tenant waives the right to issue a writ of replevin under the Pennsylvania Rules of Civil Procedure, under the laws of the Commonwealth of Pennsylvania or under any law previously enacted and now in force or which hereinafter may be enacted for the recovery of any articles of any nature whatsoever seized under a distress for rent, or levy upon any execution for rent, liquidated damages or otherwise.

      24.4. In any amicable action for ejectment for rent in arrears or for restraint, Landlord shall first cause to be filed in any such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original warrant as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

      24.5. The remedies of Landlord as hereinabove provided in this Article 24. are in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law in existence upon the execution of this Lease, as well as any law in existence upon the happening of any default. Any re-entry as provided for in said Sections shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages or guilty of trespass because of any such re-entry.

      24.6. Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord as failed to perform any such obligation.

      24.7. All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No determination of this Lease nor taking or recovering possession of the premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any term, agreement, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of any term, agreement, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach, be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No re-entering or taking possession of the Leased Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

                                   ARTICLE 25

                            BANKRUPTCY OR INSOLVENCY

      25.1. If at any time a petition to have Tenant adjudicated as bankrupt, or a petition of reorganization or arrangement under any of the laws of the United States relating to bankruptcy be filed by Tenant, or be filed against Tenant and not be dismissed within sixty (60) days from the date of such filing, or if the assets of Tenant or any trustee or other person pursuant to any judicial proceeding, or if Tenant becomes insolvent or fails in business or makes an assignment for the benefit of creditors, Tenant shall immediately notify the Landlord and the occurrence of any such contingency shall be deemed to constitute and shall be construed as a repudiation of the obligations of Tenant and a breach of this Lease. Landlord may, at Landlord's election, terminate this Lease in the event of the occurrence of any of the events in this Article above described by giving not less than three (3) days written notice to Tenant, and upon such termination, Landlord may re-enter the Leased Premises, and this Lease shall not be treated as an asset of Tenant's estate. Landlord shall be entitled, upon such re-entry not withstanding any other provision of this Lease, to exercise such rights and remedies and to recover from Tenant as damages, such amounts as are specified in subparagraph 24.1.2 hereof, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover as and for liquidated damages the maximum amount which may be allowed under any such statute or rule of law. Landlord's acceptance of any payment by Tenant, with or without knowledge of the occurrence of any of the events in this Article, shall not be deemed a waiver of Landlord's rights hereunder.


                                   ARTICLE 26

                                 QUIET ENJOYMENT

      26.1. Landlord covenants with Tenant that upon Tenant paying the rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises subject, nevertheless, to the terms and conditions of this Lease.


                                   ARTICLE 27

             WAIVERS - EFFECT OF CANCELLATION ON OPTION AND RENEWAL

      27.1. Landlord's right to cancel or terminate this Lease pursuant to the provisions hereof shall continue during any renewal or extension of the Term of this Lease. Moreover, no such renewal or extension shall supersede or otherwise affect any such cancellation or termination of this Lease by Landlord, whether such renewal or extension shall be made before or after such cancellation or termination, but such cancellation or termination shall be effective to cancel or terminate such renewal or extension periods in addition to the original Term hereof.

      27.2. No act or thing done by Landlord or Landlord's agents shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Leased Premises prior to the termination of this Lease or a surrender of the Leased Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce the terms and provisions of the Lease or any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Leased Premises shall not be deemed a waiver of the terms and provisions of this Lease or such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.


                                   ARTICLE 28

                                    BROKERAGE

      28. There have been no services provided by a Broker in procuring this Lease, and there is no compensation for services due to any party.


                                   ARTICLE 29

                                 INTERPRETATION

      29.1. Landlord or Landlord's agents have made no representations or promises with respect to Leased Premises except as herein expressly set forth, and the entire contract of the parties is contained herein.

      29.2. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon either party unless reduced to writing and signed by the party or parties to be bound thereby.

      29.3. Any provision or provisions of this Lease which shall be invalid, void or illegal, shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      29.4. Any default by Tenant under any instrument, undertaking or agreement executed by Tenant in favor of or with Landlord relating to this Lease or the tenancy created hereby, shall constitute a breach of this Lease and entitle Landlord to pursue each and all of its rights and remedies hereunder and at law.

      29.5. The captions to the Articles hereof are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease, nor the intent of any provision thereof.

      29.6. The taking possession of the Leased Premises by Tenant shall be conclusive evidence, as against Tenant, that said Leased Premises and the Leased Premises were in good and satisfactory condition at the time such possession was so taken.

      29.7. This Lease shall be interpreted under the laws of the Commonwealth of Pennsylvania.

                                   ARTICLE 30

                                     NOTICES

      30.1. Except as otherwise in this Lease provided, any bill, statement, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Leased Premises or at the last known residence address or business address of Tenant or left at any of the aforesaid locations addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at any such location as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address above set forth or at such other address, as Landlord shall designated by written notice to Tenant.


                                   ARTICLE 31

                              OBJECTIONS TO NOTICES

      31.1. Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of fifteen (15) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.


                                   ARTICLE 32

                             SUCCESSORS AND ASSIGNS

      32.1. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties, except as otherwise expressly provided. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to anyone thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary changes required to make the provisions of this Lease apply in the plural where there are more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.


                                   ARTICLE 33

                              NO RECORDING OF LEASE

      33.1. The parties agree that this Lease shall not be recorded.

                                   ARTICLE 34

                             WAIVER OF TRIAL BY JURY

      34.1. Landlord and Tenant agree that the respective parties hereto shall and they do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of said Leased Premises, and/or any claim of injury or damage.


                                   ARTICLE 35

                         COMMON USE AREAS AND FACILITIES

      35.1. There are no common use areas or facilities. Tenant is the sole occupant and shall bear all incurred in operating and maintaining the Leased Premises and shall be deemed to include, without limitation, landscaping, sanitary control, exterior utilities, snow removal, parking lot areas maintenance, exterior painting and patching, real estate taxes, fire protection, public liability and property damage insurance, routine repairs and maintenance and Landlord's overhead expense for administering same.


                                   ARTICLE 36

                                 OPTION TO RENEW

      36.1. Tenant shall have the right, as hereinafter provided, to extend the term of this Lease for Two (2) Five (5) Year periods upon the following terms and conditions:

            36.1.1. (a) That such extension shall be upon the same terms, covenants and conditions of this Lease, except that the Annual Base Rent for the Premises shall accrue at the annual amount of Sixty Thousand dollars ($60,000.00) for the period commencing January 1, 2010 through December 31, 2014 and shall be payable during the term hereof, in advance, in monthly installments of $5,000.00 commencing January 1, 2010 and if renewed for the period January 1, 2015 to December 31, 2019 the Annual Base Rent shall be at the annual amount of Sixty Six Thousand dollars ($66,000.00).

            (b) That at the time of the exercise of said renewals Tenant shall not be in default in the performance of any of the terms, covenants or conditions herein contained.

            (c) Tenant shall exercise its option to renew by giving written notice to Landlord of such exercise not later than the date which occurs six (6) months before the date of termination of this Lease.

      IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have hereunto set their hands and seals, or have caused this Lease to be executed, the day and year first above written.

ATTEST:                              GRAPHITE TECHNOLOGY REALTY LLC


/s/ Alvin B. Marshall, Esq.          BY: /s/ Derek Hirsch
----------------------------             ----------------------------
                                     (Title): Member & Authorized Representative


ATTEST:                              Tenant: Graphite Technology Group Inc.


/s/ Alvin B. Marshall, Esq.          BY: /s/ James E. Olive
----------------------------             ----------------------------
                                     (Title): President & CEO

                                   EXHIBIT "B"

                         DESCRIPTION OF LANDLORD'S WORK

No work or improvements required.


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

                                   EXHIBIT "C"

          TENANT'S WORK IN AND PRIOR POSSESSION OF THE LEASED PREMISES

Tenant has obtained the Landlord's permission to gain access to the Leased Premises and no additional work or improvements are specified.


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

                      WHITEMAN TOWER BUILDING MASTER LEASE

                                 INDEX OF LEASE


ARTICLE                  TITLE                                              PAGE
-------                  -----                                              ----

  1         LEASED PREMISES                                                   1
  2         TERM                                                              1
  3         RENT                                                              2
  4         ADDITIONAL RENT                                                   2
  5         SECURITY DEPOSIT                                                  3
  6         UTILITIES                                                         3
  7         MAINTENANCE AND SERVICES                                          4
  8         TENANT'S CONDUCT AND COMPLIANCES                                  5
  9         FIRE INSURANCE RATES                                              6
  10        DESTRUCTION                                                       7
  11        EMINENT DOMAIN                                                    8
  12        INDEMNIFICATION - LIABILITY INSURANCE                             8
  13        DAMAGE TO PERSONS OR LEASED PREMISES                              9
  14        WAIVER OF SUBROGATION                                             9
  15        DESCRIPTION OF LANDLORD'S WORK                                    9
  16        RESERVED                                                         10
  17        TENANT'S WORK IN AND PRIOR POSSESSION
              OF THE LEASED PREMISES                                         10
  18        END OF TERM                                                      11
  19        ACCESS TO PREMISES                                               11
  20        ASSIGNING/SUBLETTING                                             12
  21        FINANCING                                                        13
  22        SUBORDINATION                                                    13
  23        ESTOPPEL CERTIFICATE BY TENANT                                   13
  24        LANDLORD'S REMEDIES                                              14
  25        BANKRUPTCY OR INSOLVENCY                                         16
  26        QUIET ENJOYMENT                                                  16
  27        WAIVERS - EFFECT OF CANCELLATION ON
              OPTION AND RENEWAL                                             16
  28        BROKERAGE                                                        17
  29        INTERPRETATION                                                   17
  30        NOTICES                                                          18
  31        OBJECTIONS TO NOTICES                                            18
  32        SUCCESSORS AND ASSIGNS                                           18
  33        NO RECORDING OF LEASE                                            18
  34        WAIVER OF TRIAL BY JURY                                          19
  35        COMMON USE AREAS AND FACILITIES                                  19
  36        OPTION TO RENEW                                                  19

            Exhibit "A" - LEASED PREMISES


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